Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Second Quarter 2025 Results

Reports 23 Percent Increase in ARR to $19.1 Million and 61 Net New Platform Deployments

HENDERSON, Nev., February 13, 2025 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fiscal second quarter ended December 31, 2024.

Fiscal Second Quarter 2025 Summary

•	Total revenue of $11.9 million, a 15.5% increase from the prior-year quarter.

•	Platform revenue up 47% to $4.6 million. Platform revenue accounted for 39% of total revenue as compared to 30% in the prior-year quarter.

•	Annual Recurring Revenue (“ARR”) up 23% to $19.1 million, which includes approximately $12.7 million of B2B recurring revenue and $6.4 million of B2C recurring revenue.

•	Gross profit up 30% from the prior-year quarter. Total gross margin improved 540 basis points to 48.9%.

•	Net loss of $2.0 million or ($0.07) per share, compared to a net loss of ($54,000) or nil per share in the prior-year quarter. The quarter's results include a charge of approximately $2.4 million related to increasing the projected contingent earnout liability for Scite.

•	Adjusted EBITDA of $963,000 compared to $318,000 in the prior-year quarter. The result is inclusive of $112,000 in commission fees related to the sale of stock by the Company’s former Chairman. On a trailing twelve-months (“TTM”) basis, the Company has now generated Adjusted EBITDA of $4.6 million, which represents a 9.5% margin.

•	Cash flow from operations of over $1 million in the quarter, compared to $0.3 million in the prior-year quarter.

“Our second quarter results benefited from the continued recognition of the advantages and savings our products offer within the research process and the conclusion of the election cycle, which removed some near-term economic uncertainty. We experienced strong growth in both B2B and B2C ARR. The 61 net new B2B platform deployments represent our best organic performance ever recorded in a quarter, and we also recorded a nearly $1 million sequential increase in B2C recurring revenue. The reported net loss in the quarter is related to the continued outperformance of Scite, which experienced strong academic B2B sales in the quarter in addition to B2C growth,” said Roy W. Olivier, President and CEO of Research Solutions. “Lastly, I am delighted that during the quarter our former Chairman largely exited his ownership position, eliminating an overhang that had weighed down the stock price for some time, enabling that stock to be diversified across multiple new shareholders.”

Fiscal Second Quarter 2025 Results

Total revenue was $11.9 million, a 15.5% increase from $10.3 million in the year-ago quarter as both platform and transaction revenue increased from the prior period.

Platform subscription revenue increased 47% to $4.6 million compared to $3.1 million in the year-ago quarter. The increase was primarily due to an increase in the total number of paid Platform deployments and B2C subscribers, as well as upsells to existing customers. The quarter ended with annual recurring revenue of $19.1 million, up 23% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $7.3 million, compared to $7.2 million in the second quarter of fiscal 2024. The increase was primarily due to increased copyright revenues. The transaction customer count for the quarter was 1,384, compared to 1,398 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 540 basis points from the prior-year quarter to 48.9%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platforms business as well as increased margins in that business.

Total operating expenses were $5.7 million, compared to $4.9 million in the second quarter of 2024. The increases were related to additional costs in Sales and Marketing and Technology and Product Development, which include having a full quarter of Scite expenses in the period, compared to one month in the prior-year quarter. There was also an increase in non-cash depreciation and amortization expense associated with the acquisitions completed in fiscal year 2024.

Net loss for the second quarter was $2.0 million, or ($0.07) per share, compared to net loss of ($54,000), or nil per share, in the prior-year quarter. The quarter's results include a provision of approximately $2.4 million related to increasing the projected contingent earnout liability for Scite. Adjusted EBITDA was $963,0000, compared to $318,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, February 13, 2025

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9848

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until March 13, 2025 by dialing 1-412-317-6671 and using the replay ID 11157678, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Second Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended December 31,				Six Months Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Revenue:
Platforms	$4,601,257	$3,125,584	$1,475,673	47.2%	$8,930,902	$5,725,776	$3,205,126	56.0%
Transactions	$7,312,962	$7,188,158	124,804	1.7%	$15,027,799	$14,648,937	378,862	2.6%
Total Revenue	11,914,219	10,313,742	1,600,477	15.5%	23,958,701	20,374,713	3,583,988	17.6%
Gross Profit:
Platforms	3,981,415	2,639,399	1,342,016	50.8%	7,763,893	4,856,977	2,906,916	59.9%
Transactions	1,839,678	1,844,403	(4,725)	-0.3%	3,823,076	3,658,391	164,685	4.5%
Total Gross Profit	5,821,093	4,483,802	1,337,291	29.8%	11,586,969	8,515,368	3,071,601	36.1%
Gross profit as a % of revenue:
Platforms	86.5%	84.4%	2.1%		86.9%	84.8%	2.1%
Transactions	25.2%	25.7%	-0.5%		25.4%	25.0%	0.5%
Total Gross Profit	48.9%	43.5%	5.4%		48.4%	41.8%	6.6%
Operating Expenses:
Sales and marketing	1,343,087	804,927	538,160	66.9%	2,533,494	1,489,943	1,043,551	70.0%
Technology and product development	1,506,849	1,336,558	170,291	12.7%	2,879,607	2,581,137	298,470	11.6%
General and administrative	2,008,201	2,023,848	(15,648)	-0.8%	3,938,377	4,566,717	(628,340)	-13.8%
Depreciation and amortization	306,233	155,749	150,484	96.6%	618,328	215,369	402,959	187.1%
Stock-based compensation	534,322	596,455	(62,133)	-10.4%	952,311	1,188,269	(235,958)	-19.9%
Foreign currency translation loss	29,554	(13,738)	43,292	NM	(74,686)	(7,118)	(67,568)	949.3%
Total Operating Expenses	5,728,246	4,903,799	824,446	16.8%	10,847,431	10,034,317	813,114	8.1%
Income (loss) from operations	92,847	(419,997)	512,844	122.1%	739,538	(1,518,949)	2,258,487	148.7%
Other Income (Expenses):
Other income	(2,057,887)	376,426	(2,434,313)	NM	(1,989,362)	516,737	(2,506,099)	NM
Provision for income taxes	(15,194)	(10,057)	(5,137)	51.1%	(61,406)	(39,459)	(21,947)	55.6%
Total Other Income (Expenses):	(2,073,081)	366,369	(2,439,450)	NM	(2,050,768)	477,278	(2,528,046)	NM
Net income (loss)	$(1,980,234)	$(53,628)	(1,926,606)	NM	$(1,311,230)	$(1,041,671)	(269,559)	NM
Adjusted EBITDA	$962,956	$318,469	$644,487	202.4%	$2,235,491	$(122,429)	$2,357,920	-1926.0%

	Quarter Ended December 31,				Six Months Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$12,187,834	$11,020,241	$1,167,593	10.6%	$12,060,201	$9,444,130	$2,616,071	27.7%
Incremental ARR	550,422	594,507	(44,085)	-7.4%	678,055	2,170,618	(1,492,563)	-68.8%
End of Period	$12,738,256	$11,614,748	$1,123,508	9.7%	$12,738,256	$11,614,748	$1,123,508	9.7%
Deployments:
Beginning of Period	1,029	880	149	16.9%	1,021	835	186	22.3%
Incremental Deployments	61	62	(1)	-1.6%	69	107	(38)	-35.5%
End of Period	1,090	942	148	15.7%	1,090	942	148	15.7%
ASP (Average sales price):
Beginning of Period	$11,844	$12,523	$(679)	-5.4%	$11,812	$11,310	$502	4.4%
End of Period	$11,686	$12,330	$(643)	-5.2%	$11,686	$12,330	$(643)	-5.2%
B2C ARR (Annual recurring revenue*):
Beginning of Period	$5,430,795	$-	$5,430,795	NM	$5,363,129	$-	$5,363,129	NM
Incremental ARR	940,586	3,954,090	(3,013,504)	NM	1,008,252	3,954,090	(2,945,838)	NM
End of Period	$6,371,381	$3,954,090	$2,417,291	61.1%	$6,371,381	$3,954,090	$2,417,291	61.1%

Total ARR (Annualized recurring revenue):	$19,109,637	$15,568,838	$3,540,799	22.7%	$19,109,637	$15,568,838	$3,540,799	22.7%

Transaction Customers:
Corporate customers	1,051	1,065	(14)	-1.3%	1,063	1,078	(15)	-1.3%
Academic customers	333	333	-	0.0%	325	319	6	1.9%
Total customers	1,384	1,398	(14)	-1.0%	1,388	1,397	(9)	-0.6%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue ("ARR") as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions' management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company's operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense) including any change in fair value of contingent earnout liability, foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended December 31,				Six Months Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Net Income (loss)	$(1,980,234)	$(53,628)	$(1,926,606)	NM	$(1,311,230)	$(1,041,671)	$(269,559)	NM
Add (deduct):							-
Other (income) expense	2,057,887	(376,426)	2,434,313	NM	1,989,362	(516,737)	2,506,099	NM
Foreign currency translation loss (gain)	29,554	(13,738)	43,292	NM	(74,686)	(7,118)	(67,568)	949.3%
Provision for income taxes	15,194	10,057	5,137	51.1%	61,406	39,459	21,947	55.6%
Depreciation and amortization	306,233	155,749	150,484	96.6%	618,328	215,369	402,959	187.1%
Stock-based compensation	534,322	596,455	(62,133)	-10.4%	952,311	1,188,269	(235,958)	-19.9%
Adjusted EBITDA	$962,956	$318,469	$644,487	202.4%	$2,235,491	$(122,429)	$2,357,920	1926.0%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the Company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the Company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, and the Company's prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2024	June 30,
	(unaudited)	2024
Assets
Current assets:
Cash and cash equivalents	$7,701,155	$6,100,031
Accounts receivable, net of allowance of $129,895 and $68,579, respectively	7,116,055	6,879,800
Prepaid expenses and other current assets	742,166	643,553
Prepaid royalties	589,068	1,067,237
Total current assets	16,148,444	14,690,621

Non-current assets:
Property and equipment, net of accumulated depreciation of $932,773 and $922,558, respectively	63,355	88,011
Intangible assets, net of accumulated amortization of $2,129,868 and $1,535,310, respectively	10,230,439	10,764,261
Goodwill	16,345,888	16,315,888
Deposits and other assets	867	981
Total assets	$42,788,993	$41,859,762

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,104,118	$8,843,612
Deferred revenue	8,853,415	9,023,848
Contingent earnout liability, current portion	3,963,956	—
Total current liabilities	20,921,489	17,867,460

Non-current liabilities:
Contingent earnout liability, long-term portion	10,741,044	12,298,114
Total liabilities	31,662,533	30,165,574

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,640,407 and 32,295,373 shares issued and outstanding, respectively	32,640	32,295
Additional paid-in capital	38,836,646	38,089,958
Accumulated deficit	(27,620,476)	(26,309,246)
Accumulated other comprehensive loss	(122,350)	(118,819)
Total stockholders’ equity	11,126,460	11,694,188
Total liabilities and stockholders’ equity	$42,788,993	$41,859,762

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Platforms	$4,601,257	$3,125,584	$8,930,902	$5,725,776
Transactions	7,312,962	7,188,158	15,027,799	14,648,937
Total revenue	11,914,219	10,313,742	23,958,701	20,374,713

Cost of revenue:
Platforms	619,842	486,185	1,167,009	868,799
Transactions	5,473,284	5,343,755	11,204,723	10,990,546
Total cost of revenue	6,093,126	5,829,940	12,371,732	11,859,345
Gross profit	5,821,093	4,483,802	11,586,969	8,515,368

Operating expenses:
Selling, general and administrative	5,422,013	4,748,050	10,229,103	9,818,948
Depreciation and amortization	306,233	155,749	618,328	215,369
Total operating expenses	5,728,246	4,903,799	10,847,431	10,034,317

Income (loss) from operations	92,847	(419,997)	739,538	(1,518,949)

Other income	348,999	108,194	417,524	248,505
Change in fair value of contingent earnout liability	(2,406,886)	268,232	(2,406,886)	268,232

Loss before provision for income taxes	(1,965,040)	(43,571)	(1,249,824)	(1,002,212)
Provision for income taxes	(15,194)	(10,057)	(61,406)	(39,459)

Net loss	(1,980,234)	(53,628)	(1,311,230)	(1,041,671)

Other comprehensive income (loss):
Foreign currency translation	2,637	6,349	(3,531)	5,403
Comprehensive loss	$(1,977,597)	$(47,279)	$(1,314,761)	$(1,036,268)

Loss per common share:
Net loss per share, basic and diluted	$(0.07)	$-	$(0.04)	$(0.04)
Weighted average common shares outstanding, basic and diluted	30,421,808	28,092,945	30,384,339	27,564,404

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	December 31,
	2024	2023
Cash flow from operating activities:
Net loss	$(1,311,230)	$(1,041,671)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	618,328	215,369
Stock options expense	88,045	61,714
Restricted common stock expense	864,266	1,105,606
Modification cost of accelerated vesting of restricted common stock	—	20,949
Adjustment to contingent earnout liability	2,406,886	(268,232)
Changes in operating assets and liabilities:
Accounts receivable	(266,255)	(681,502)
Prepaid expenses and other current assets	(98,613)	(67,986)
Prepaid royalties	478,169	121,100
Accounts payable and accrued expenses	(737,670)	349,310
Deferred revenue	(170,433)	(241,545)
Net cash provided by (used in) operating activities	1,871,493	(426,888)

Cash flow from investing activities:
Purchase of property and equipment	(5,404)	(55,763)
Payment for acquisition of Resolute, net of cash acquired	—	(2,718,253)
Payment for acquisition of Scite, net of cash acquired	—	(7,305,493)
Net cash used in investing activities	(5,404)	(10,079,509)

Cash flow from financing activities:
Common stock repurchase	(205,278)	(68,748)
Payment of contingent acquisition consideration	(62,560)	(278,195)
Net cash used in financing activities	(267,838)	(346,943)

Effect of exchange rate changes	2,873	5,666
Net increase (decrease) in cash and cash equivalents	1,601,124	(10,847,674)
Cash and cash equivalents, beginning of period	6,100,031	13,545,333
Cash and cash equivalents, end of period	$7,701,155	$2,697,659

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$61,406	$39,459

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$30,198	$36,364

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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